Exhibit 99.1


            Community Capital Corporation Completes Its Merger with
                         Abbeville Capital Corporation

    GREENWOOD, S.C.--(BUSINESS WIRE)--March 5, 2004--Community Capital Corporation (AMEX: CYL) today announced that its merger with Abbeville Capital Corporation, the holding company of The Bank of Abbeville, located in Abbeville, South Carolina, was completed March 4, 2004. The merger of the two holding companies' subsidiary banks was also completed on March 4, 2004.
    William G. Stevens, President and CEO of Community Capital Corporation, described the event saying, "This is a historic event in the life of our company. The union of these two very successful community banks has created a combined bank that will be able to provide expanded services to the customers in Abbeville. We are delighted to welcome The Bank of Abbeville customers, shareholders, and employees into the Community Capital Corporation family."
    Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which after the merger operates 14 branches throughout South Carolina. The bank offers a full range of banking services, including a wealth management group featuring a wide array of financial services, with personalized attention, local decision making and strong emphasis on the needs of individuals and small to medium-sized businesses.
    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.


    CONTACT: Community Capital Corporation
             R. Wesley Brewer, 864-941-8290
             wbrewer@capitalbanksc.com
             Lee Lee M. Lee, 864-941-8242
             llee@capitalbanksc.com